Exhibit T3H
Vitro Organization Chart

GLASS CONTAINERS UNIT MEXICO Servicios Vidriera Guadalajara, S.A. de C.V.* Vidriera Monterrey, S.A. de C.V.* Vidriera Los Reyes, S.A. de C.V.* Vidriera Guadalajara, S.A. de C.V.* Vidriera Queretaro, S.A. de C.V.* Vidriera Toluca, S.A. de C.V.* Fabricacion de Maquinas, S.A. de C.V.* Industria del Alcali, S.A. de C.V.* Inmobiliaria Vitalc, S.A. de C.V.* Servicios Vidriera Queretaro, S.A. de C.V.* Servicios Vidriera Toluca, S.A. de C.V.* Servicios Vidriera Los Reyes, S.A. de C.V.* Servicios Integrales de Acabados, S.A. de C.V.* Servicios Vitro Cosmos, S.A. de C.V.* Holding Co. Operating Co. Assets Co. Services Co. Distributing Co. *Mexican Co. Compania Vidriera, S.A. de C.V.* Viqueretanos, S.A. de C.V.* Vitro Packaging de Mexico S.A. de C.V.* 99.998% 99.998% Vitro Envases Norteamerica, S.A. de C.V.* FIC Regiomontano, S.A.P.I de C.V.* 99.998% 99.998% Vitro, S.A.B. de C.V.*

GLASS CONTAINERS UNIT FOREIGN COMPANIES Holding Co. Operating Co. Assets Co. Services Co. Distributing Co. *Mexican Co. 99.99% Vitro Envases Norteamerica, S.A. de C.V.* FIC Regiomontano, S.A.P.I de C.V.* 99.99% Vitro, S.A.B. de C.V.* Vidrio Lux S.A (100%) (Bolivian) Empresas Comegua, S.A. (49.72%) (Panamanian) (Continue next page) Vitro Europa Ltd. (100%) (Swiss)

ACTUALIZADO: Enero 28, 2010 FIC Regiomontano, S.A.P.I de C.V. 49.72%* * Empresas Comegua, is not longer controlled by Vitro OTHER SHAREHOLDERS GLASS CONTAINERS UNIT FOREIGN COMPANIES Vitro, S.A.B. de C.V. 99.99%

GLASSWARE UNIT FOREIGN COMPANIES Vitro Asset Corp.* 100% 100% Crisa Corporation* 100% V-MX Holdings, LLC* 100% B.B.O. Holdings, Inc.* (100%) Amsilco Holdings, Inc.* *US Company Holding Co. Operating Co. Assets Co. Services Co. Distributing Co. Vitro, S.A.B. de C.V. (Mexican) 100% Vitro Packaging, LLC.* Vitro Packaging de Mexico, S.A. de C.V. 100% (Mexican) FIC Regiomontano, S.A.P.I. de C.V. (Mexican) 99.998% Vitro Chemicals, Fibers and Mining, LLC* 100% 100%

FLAT GLASS UNIT
MÉXICO
Vitro, S.A.B. de C.V.*
Pilkington Group Limited (British) (8%)
Viméxico, S.A. de C.V.* (Subholding)
(92%)
Vidrio Plano, S.A. de C.V.* (100%)
0.09%
Vitro Vidrio y Cristal, S.A. de C.V.*
(99.91%)
Vitro Flotado Cubiertas, S.A. de C.V.* (100%) activos
Vidrio Plano de México, S.A. de C.V.* (100%)
Vidrio y Cristal del Noroeste, S.A. de C.V.* (100%)
Distribuidor Vidriero Lan, S.A. de C.V.* (100%)
Vidrio Plano de Mexicali, S.A. de C.V.* (100%)
Productos de Valor Agregado en Cristal, S.A. de C.V.* (55%)
Individuals (45%)
99.9%
Grupo Sordo Noriega, S.A. de C.V.* (100%)
0.1%
Productos de Valor Agregado en Cristal del Sureste, S.A. de C.V.*
Holding Co.
Operating Co.
Assets Co.
Services Co.
Distributing Co.

*Mexican Company

Pilkington Group Limited (British) (8%) FLAT GLASS UNIT MEXICO Distribuidora de Vidrio y Cristal, S.A. de C.V. * (100%) Cristales Inastillables de Mexico, S.A. de C.V. * (100%) Vitro Flex, S.A. de C.V.* (100%) Vitro, S.A.B. de C.V.* Vau, S.A. de C.V.* (100%) Posselt Ortiz Family (49%) Holding Co. Operating Co. Assets Co. Services Co. Distributing Co. Vitrocar, S.A. de C.V.* (100%) Cristales Automotrices, S.A. de C.V.* (51%) Vitro Automotriz, S.A. de C.V.* Cristales y Servicios, S.A. de C.V. * (51%) Vimexico, S.A. de C.V.* (92%) *Mexican Company FIC Regiomontano, S.A.P.I. de C.V. (100%) (Mexican) (99.03%) 0.07%

FLAT GLASS UNIT
UNITED STATES
VITRO, S.A.B. DE C.V. (Mexican)
99.99%
FIC Regiomontano, S.A.P.I de C.V. (Mexican)
100%
Vitro Asset Corp.*
100 %
VVP Holdings, LLC.*
100 %
VVP Auto Glass, Inc.*
100 %
Vitro America, LLC.*
100 %
Binswanger Glass Company*
100 %
Troper Services, Inc.*
100 %
Super Sky International, Inc.*
100 %
Super Sky Products, Inc.*
100 %
VVP Finance, Corporation*
100 %
VVP Funding, Corporation*
Holding Co.
Operating Co.
Assets Co.
Services Co.
Distributing Co.
*US Company

Pilkington, Group Limited (British) (8%) FLAT GLASS UNIT CENTRAL AND SOUTH AMERICA Vimexico, S.A. de C.V. (Mexican) 92 % Cristales Centroamericanos, S.A. (Guatemalan) (100%) Vitro Colombia, S.A. (Colombian) (100%) Vitemco Ecuador, S.A. (Equatorian) (100%) Vitro Venezuela, S.A. (Venezuelan) (100%) Vitro Panama, S.A. (Panamanian) (100%) Holding Co. Operating Co. Assets Co. Services Co. Distributing Co. 8 % VITRO, S.A.B. DE C.V. (Mexican) Vitro Car Colombia, S.A.S. (Colombian) (100%) Vitro Do Brasil Industria e Comercio Ltda. (Brazilian) (99.9%)

FLAT GLASS UNIT
EUROPE
VITRO, S.A.B. DE C.V.
(Mexican)
100%
Vitro Global, Ltd.
(Swiss)
Pilkington Nederland, B.V.
92%
Pilkington, Group Limited
(British)
(8%)
Viméxico, S.A. de C.V.
(Mexican)
51%
31.85%
17.15%
IP Vitro Vidrio y Cristal, Ltd.
(Swiss)
100%
VVP Europa Holdings B.V.
(Dutch)
(100%)
FIC Regiomontano,
S.A.P.I. de C.V.
(Mexican)
Vitro Cristalglass S.L.
(Spanish)
(60%)
Holding Co.
Operating Co.
Assets Co.
Services Co.
Distributing Co.
Chaves Family (40%)
Vitro Chaves- Indústria de
Vidrio, S.A.
(Portuguese) (60%)
Vitro Cristalglass France, SA
(French) (100%)

CORPORATE SECTOR MEXICO Aerovitro, S.A. de C.V.* (58.86%) Comercializadora Alcali, S.A. de C.V.* (100%) FIC Regiomontano, S.A.P.I. de C.V. * (100%) Administracion de Inmuebles Vitro, S.A. de C.V.* (100%) Holding Co. Operating Co. Assets Co. Services Co. Distributing Co. *Mexican Company Some Vitro's Mexican Subsidiaries VITRO, S.A.B. DE C.V.*

CORPORATE SECTOR FOREIGN COMPANIES Vitro Global, Ltd. (Swiss) (100%) Vitro International Services Corporation (US) (100%) Vitro Asset Corp. (US) (100%) Holding Co. Operating Co. Assets Co. Services Co. Distributing Co. VITRO, S.A.B. DE C.V. (Mexican) Servicios Legales y Valores Bahamas SA (Bahamian) (100%)

CIVIL ASSOCIATIONS / NON PROFIT ASSOCIATIONS
MÉXICO


VITRO, S.A.B. DE C.V.
(Mexican)
Some Vitro's
Mexican Subsidiaries
Trabajo de Administración
y Servicios, A.C.*
Clínica Vitro, A.C.*
Salud Corporativa, A.C.*
ASRAC Caja de Ahorro, A.C.*
Formación Educativa, A.C.*
Fundación Vitro, A.C.*
Desarrollo Personal y
Familiar, A.C.*
Holding Co.
Operating Co.
Assets Co.
Services Co.
Distributing Co.

*Mexican Associations